                                                                  Exhibit (d)(2)

                              EXCHANGE AGREEMENT
                              ------------------


     THIS EXCHANGE AGREEMENT (the "Agreement") is effective as of the 28th day of June, 2001 by and among PJ Acquisition Corp., a Delaware corporation (the "Corporation") and the individuals listed on the signature page hereto (the "Investor Group").

     RECITALS:
     --------

     A. The Investor Group formed the Corporation for the purpose of acquiring, through a tender offer and subsequent merger, all of the outstanding common stock of PJ America, Inc. ("PJAM Common Stock").

     B. The Investor Group collectively owns 1,740,789 shares of PJAM Common Stock.

     C. Concurrently with the execution of this Agreement, the Corporation and PJ America, Inc. are executing an Agreement and Plan of Merger (the "Agreement and Plan of Merger").

     A. The Corporation desires to acquire all of the PJAM Common Stock owned by the Investor Group in exchange for shares of the Corporation's common stock, $.01 par value per share ("Corporation Common Stock").

     AGREEMENT:
     ---------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

     1. Transfer of PJAM Stock to the Corporation. Subject to the terms and conditions hereof, on the Closing Date (as hereinafter defined), each member of the Investor Group agrees to transfer to the Corporation the number of shares of PJAM Common Stock set forth opposite such person's name on Exhibit A attached hereto and made a part hereof. All such shares of PJ Common Stock shall be transferred free and clear of all claims, liens, obligations and encumbrances whatsoever.

     2. Transfer of Corporation Common Stock to the Investor Group. In consideration for the shares of PJAM Common Stock assigned and set over to the Corporation as provided in Section 1 hereof, on the Closing Date the Corporation will issue and deliver to the Investor Group an aggregate of 100,002 shares of Corporation Common Stock. The number of shares of Corporation Common Stock to be issued to each member of the Investor Group is set forth on Exhibit B attached hereto and made a part hereof.

     3. Closing Date. The exchange provided for in Sections 1 and 2 above will take place at the offices of Greenebaum Doll & McDonald pllc, 3300 First National Tower,

Louisville, Kentucky 40202 immediately prior to the closing under the Agreement and Plan of Merger. The day on which the closing occurs is herein referred to as the "Closing Date".

     4. Representations and Warranties of the Investor Group. Each member of the Investor Group hereby represents and warrants to the Corporation, but only insofar as such representations and warranties relate to such member of the Investor Group, as follows:

          (a) They now have, and on the Closing Date will have, good and marketable title to the shares of PJAM Common Stock to be transferred by them to the Corporation, free and clear of all adverse claims, liens, security interests, restrictions and other encumbrances.

          (b) This Agreement has been duly executed and delivered by each of the undersigned and constitutes the legal, valid and binding obligation of each member of the Investor Group, enforceable in accordance with its terms.

          (c) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, are not prohibited by any agreement or instrument to which any member of the Investor Group is a party or is bound, nor any judgment or order of any court or governmental department, commission, board, agency or instrumentality.

     5. Representations and Warranties of the Corporation. The Corporation represents and warrants to each of member of the Investor Group as follows:

          (a) The Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware and will be authorized to issue 200,000 shares of Corporation Common Stock, none of which is, or on the Closing Date will be, issued and outstanding.

          (b) The execution and delivery of this Agreement has been duly authorized and approved by the Board of Directors of the Corporation and the Corporation has the full power and authority to enter into this Agreement and to perform its obligations hereunder.

     6. Conditions Precedent to the Corporation's Obligations. All obligations of the Corporation under this Agreement are subject to the fulfillment of each of the following conditions on or before the Closing Date (any of which may, at the Corporation's election, be waived, provided such waiver is not a violation of applicable law):

          (a) The representations and warranties of the Investor Group contained herein shall be true on the Closing Date as though such representations and warranties were made at that time.

          (b) All actions required to be taken pursuant to the terms of this Agreement on or prior to the Closing Date shall have been taken.

     7. Conditions Precedent to the Obligations of the Investor Group. The obligations of each member of the Investor Group under this Agreement are subject to fulfillment of each of the following conditions on or before the Closing Date (any of which may, at the election of the members of the Investor Group, be waived, provided such waiver is not a violation of applicable law):

          (a) The representations and warranties of the Corporation contained herein shall be true on the Closing Date as though such representations and warranties were made at that time.

          (b) The conditions precedent to the closing of the Merger (as defined therein) pursuant to the Agreement and Plan of Merger shall have been fully satisfied.

          (c) All actions required to be taken pursuant to the terms of this Agreement on or prior to the Closing Date shall have been taken.

     8. Indemnification. The representations and warranties made by the Investor Group and the Corporation herein shall survive the closing and the delivery of the closing documents on the Closing Date. If any party(s) suffers any liability, obligation, costs or expenses (including attorneys' fees) by reason of the breach by any other party hereto of a representation or warranty made by such party(s), the breaching party(s) shall indemnify such other party(s) for, and hold such other party(s) harmless from, all of such liabilities, obligations, costs and expenses.

     9. Securities Matters. Each member of the Investor Group hereby represents and warrants to the Corporation as follows:

          (a) That such member of the Investor Group is acquiring the shares of Corporation Common Stock for investment and not with a view to selling or otherwise disposing of such shares of Corporation Common Stock.

          (b) That such member of the Investor Group will not sell, offer for sale, pledge or otherwise dispose of any of such shares of Corporation Common Stock, or any interest therein, in the absence of an effective registration statement relating to such shares under the Securities Act of 1933, as amended ("Securities Act"), or an opinion of counsel, in form and substance satisfactory to the Corporation's counsel, to the effect that such transfer will not result in the violation of the Securities Act.

          (c) That such member of the Investor Group understands that the shares of Corporation Common Stock will not be registered under the Securities Act and that such shares must be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available.

          (d) That such member of the Investor Group understands that the Corporation will place a restrictive legend on all certificates representing the shares of Corporation Common Stock to be acquired by the Investor Group to the effect that the shares are not registered under the Securities Act and that they cannot be disposed of unless they are registered under the Securities Act or such transfer will not result in the violation of the Securities Act.

          (e) That such member of the Investor Group recognizes the risk inherent in acquiring the Corporation Common Stock and has the financial ability to hold an illiquid investment for an indefinite period of time.

     10. Termination. This Agreement shall terminate if the Agreement and Plan of Merger terminates.

     11. S Corporation. Prior to December 31, 2001, each member of the Investor Group who is not a taxpayer which is permitted to be a shareholder of an S corporation under the Internal Revenue Code of 1986, as amended, shall (i) file such consents as are necessary to be a qualified shareholder or (ii) transfer its shares of Corporation Common Stock to a taxpayer which is permitted to be a shareholder of an S Corporation (and files such consents as are necessary to be a qualified shareholder; if required).

     12.  Miscellaneous.

          (a) Nonassignability. The rights of the parties under this Agreement may not be assigned by any party hereto except with the prior written consent of all of the other parties hereto.

          (b) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may not be changed or amended except by a written instrument executed by all of the parties hereto.

          (c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware without regard to its conflict of laws rules.

          (d) Headings. The headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

          (e) Binding Affect. This Agreement shall binding upon, and inure to the benefit of, the parties hereto and their respective executors, administrators, heirs, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


 /s/ Richard F. Sherman                           /s/ Douglas S. Stephens
----------------------------------------------  ----------------------------------------------
Richard F. Sherman                              Douglas S. Stephens

 /s/ Nicholas H. Sherman                        H Investment Company llp
----------------------------------------------
Nicholas H. Sherman, individually and as        By: Martin T. Hart, General Partner
co-Trustee of the  Merida L. Sherman Trust
u/a dated 9/1/96 and as co-Trustee of the                 By:     /s/ Martin T. Hart
Nicholas H. Sherman Trust u/a dated 9/1/96                   ---------------------------------
                                                          Title:     General Partner
                                                                ------------------------------



  /s/ Merida L. Sherman                           /s/ Martin T. Hart
----------------------------------------------  ----------------------------------------------
Merida L. Sherman, individually and as          Martin T. Hart
co-Trustee of the  Merida L. Sherman Trust
u/a dated 9/1/96 and as co-Trustee of the
Nicholas H. Sherman Trust u/a dated 9/1/96



 /s/ Stephen P. Langford                          /s/ Jack A. Laughery
----------------------------------------------  ----------------------------------------------
Stephen P. Langford                             Jack A. Laughery



 /s/ Michael J. Grisanti                         /s/ Michael M. Fleishman
----------------------------------------------  ----------------------------------------------
Michael J. Grisanti                             Michael M. Fleishman

Grisanti Family Limited Partnership

By: Michael J. Grisanti, General Partner

        By:     /s/ Michael J. Grisanti
           -----------------------------------
        Title:     General Partner
             ---------------------------------

  /s/ Frank O. Keener                   /s/ Brenda Fleishman
-------------------------------       -------------------------------------
Frank O. Keener                       Brenda Fleishman, individually and as
                                      custodian for Zachary Fleishman

PJ Acquisition Corp.                  Grisanti Family Trust

By:    /s/ Douglas S. Stephens        By: /s/ Paula P. Grisanti
   ----------------------------           ---------------------------------
Name: Douglas S. Stephens                 Trustee
Title: President and CEO
                                      /s/ Helen Laughery
                                      -------------------------------------
                                      Helen Laughery, individually and as
                                      trustee of the Jaclynn Wienke Trust, the
                                      Janelle Wienke Trust and the Branden
                                      Wienke Trust

                                      /s/ Jack A. Laughery
                                      -------------------------------------
                                      Jack A. Laughery, as custodian for
                                      Branden Wienke and Jaclynn Wienke

                                   Exhibit A



-----------------------------------------------------------------------------------------------
                                                Shares of PJ America,     Relative Percentage
                                                        Inc.
-----------------------------------------------------------------------------------------------
Richard F. Sherman                                              50,000                    2.872%
-----------------------------------------------------------------------------------------------
Merida L. Sherman Trust u/a dated 9/1/96                       100,000                    5.745%
-----------------------------------------------------------------------------------------------
Nicholas H. Sherman Trust u/a dated 9/1/96                     100,000                    5.745%
-----------------------------------------------------------------------------------------------
Nicholas H. Sherman                                              5,000                    0.287%
-----------------------------------------------------------------------------------------------
Douglas S. Stephens                                            242,464                   13.928%
-----------------------------------------------------------------------------------------------
Stephen P. Langford                                            207,164                   11.901%
-----------------------------------------------------------------------------------------------
Martin T. Hart                                                  25,000                    1.436%
-----------------------------------------------------------------------------------------------
H Investment Company LLP                                       100,000                    5.745%
-----------------------------------------------------------------------------------------------
Michael J. Grisanti                                            126,657                    7.276%
-----------------------------------------------------------------------------------------------
Grisanti Family Partnership                                     37,747                    2.168%
-----------------------------------------------------------------------------------------------
Grisanti Family Trust                                            3,659                    0.210%
-----------------------------------------------------------------------------------------------
Jack A. Laughery                                               210,055                   12.067%
-----------------------------------------------------------------------------------------------
Helen Laughery                                                   2,800                    0.161%
-----------------------------------------------------------------------------------------------
Helen Laughery, as Trustee of Jaclynn Wienke Trust                 325                    0.019%
-----------------------------------------------------------------------------------------------
Helen Laughery, as Trustee of Janelle Wienke Trust                 325                    0.019%
-----------------------------------------------------------------------------------------------
Helen Laughery, as Trustee of Branden Wienke Trust                 325                    0.019%
-----------------------------------------------------------------------------------------------
Jack A. Laughery, as Custodian for Jaclynn Wienke                  225                    0.013%
-----------------------------------------------------------------------------------------------
Jack A. Laughery, as Custodian for Branden Wienke                   10                   0.0001%
-----------------------------------------------------------------------------------------------
Frank O. Keener                                                324,603                   18.647%
-----------------------------------------------------------------------------------------------
Michael M. Fleishman                                           188,430                   10.824%
-----------------------------------------------------------------------------------------------
Brenda Fleishman                                                13,000                    0.747%
-----------------------------------------------------------------------------------------------
Brenda Fleishman, as Custodian for Zachary Fleishman             3,000                    0.172%
-----------------------------------------------------------------------------------------------
                                                             1,740,789                      100%
-----------------------------------------------------------------------------------------------

                                   Exhibit B


                                                       Shares of PJ Acquisition Corp.
---------------------------------------------------------------------------------------------
Richard F. Sherman                                                              2,872
---------------------------------------------------------------------------------------------
Merida L. Sherman Trust u/a dated 9/1/96                                        5,745
---------------------------------------------------------------------------------------------
Nicholas H. Sherman Trust u/a dated 9/1/96                                      5,745
---------------------------------------------------------------------------------------------
Nicholas H. Sherman                                                               287
---------------------------------------------------------------------------------------------
Douglas S. Stephens                                                            13,928
---------------------------------------------------------------------------------------------
Stephen P. Langford                                                            11,901
---------------------------------------------------------------------------------------------
Martin T. Hart                                                                  1,436
---------------------------------------------------------------------------------------------
H Investment Company LLP                                                        5,745
---------------------------------------------------------------------------------------------
Michael J. Grisanti                                                             7,276
---------------------------------------------------------------------------------------------
Grisanti Family Partnership                                                     2,168
---------------------------------------------------------------------------------------------
Grisanti Family Trust                                                             210
---------------------------------------------------------------------------------------------
Jack A. Laughery                                                               12,067
---------------------------------------------------------------------------------------------
Helen Laughery                                                                    161
---------------------------------------------------------------------------------------------
Helen Laughery, as trustee of Jaclynn Wienke Trust                                 19
---------------------------------------------------------------------------------------------
Helen Laughery, as trustee of Janelle Wienke Trust                                 19
---------------------------------------------------------------------------------------------
Helen Laughery, as trustee of Branden Wienke Trust                                 19
---------------------------------------------------------------------------------------------
Jack A. Laughery, as custodian for Jaclynn Wienke                                  13
---------------------------------------------------------------------------------------------
Jack A. Laughery, as custodian for Branden Wienke                                   1
---------------------------------------------------------------------------------------------
Frank O. Keener                                                                18,647
---------------------------------------------------------------------------------------------
Michael M. Fleishman                                                           10,824
---------------------------------------------------------------------------------------------
Brenda Fleishman                                                                  747
---------------------------------------------------------------------------------------------
Brenda Fleishman, as custodian for Zachary Fleishman                              172
---------------------------------------------------------------------------------------------
                                                                              100,002
---------------------------------------------------------------------------------------------



LOU:637929.1